EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-3 of Watsco, Inc. of our report on our audit of the financial statements of Three States Supply Company, Inc. We also consent to the reference to our firm under the caption "Experts."

RHEA & IVY, P.L.C.

Memphis, Tennessee,
January 18, 1996.